                               OFFER TO EXCHANGE

                                     UNITS

 (EACH UNIT CONSISTING OF ONE SHARE OF CALLABLE COMMON STOCK OF TOCOR II, INC., ONE SERIES T WARRANT TO PURCHASE ONE SHARE OF CENTOCOR, INC. COMMON STOCK AND
   ONE CALLABLE WARRANT TO PURCHASE ONE SHARE OF CENTOCOR, INC. COMMON STOCK)

                           FOR SHARES OF COMMON STOCK

                                       OF

                                 CENTOCOR, INC.

To Our Clients:

  Enclosed for your consideration are the Prospectus dated February 2, 1994 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Centocor, Inc., a Pennsylvania corporation (the "Purchaser"), to exchange, upon the terms and subject to the conditions of the Offer, units (each unit consisting of one share of Callable Common Stock of Tocor II, Inc., a British Virgin Islands corporation (the "Company"), one Series T Warrant to Purchase One Share of Centocor, Inc. Common Stock and one Callable Warrant to Purchase One Share of Centocor, Inc. Common Stock) (the "Units") for shares of Centocor, Inc. Common Stock. We are the holder of record of Units held for your account. A tender of such Units can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Units held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Units held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

  Your attention is invited to the following:

    1. The tender price is $40 per Unit, net to you (subject to adjustment as provided in the accompanying Prospectus) payable in shares of Common Stock of Centocor, Inc.

    2. The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on March 4, 1994, unless the Offer is extended.

    3. The Offer is conditioned upon, among other things, there being validly tendered by the Expiration Date (as defined in the Offer) and not withdrawn at least a majority of the Units then outstanding.

    4. Any stock transfer taxes applicable to the sale of Units to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Units, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Units, all such Units will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Units in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO

                               OFFER TO EXCHANGE

                                     UNITS

 (EACH UNIT CONSISTING OF ONE SHARE OF CALLABLE COMMON STOCK OF TOCOR II, INC., ONE SERIES T WARRANT TO PURCHASE ONE SHARE OF CENTOCOR, INC. COMMON STOCK AND
   ONE CALLABLE WARRANT TO PURCHASE ONE SHARE OF CENTOCOR, INC. COMMON STOCK)

                           FOR SHARES OF COMMON STOCK

                                       OF

                                 CENTOCOR, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated February 2, 1994, and the related Letter of Transmittal, in connection with the offer by Centocor, Inc. to exchange units (each unit consisting of one share of Callable Common Stock of Tocor II, Inc., one Series T Warrant to Purchase One Share of Centocor, Inc. Common Stock and one Callable Warrant to Purchase One Share of Centocor, Inc. Common Stock) (the "Units").

  This will instruct you to tender the number of Units indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.


 Number of Units to be Tendered:

                                          SIGN HERE

 ............................Units(1)     ....................................
                                                      Signature(s)

 Dated:....................... , 199
                                          ....................................

                                          ....................................

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 (1) Unless otherwise indicated, it will be assumed that all Units held by us for your account are to be tendered.